UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

December 22, 2005
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 22, 2005, the Company entered into amendments (the “Amendments”) to the Executive Employment Agreements between the Company and each of Andrew Reddick, President and Chief Executive Officer, Ron Spivey, Senior Vice President and Chief Scientific Officer, and Peter A. Clemens, Senior Vice President and Chief Financial Officer (collectively, the “Executive Employment Agreements”). The Amendments provide for (i) the extension of the term of the Executive Employment Agreements to December 31, 2006, (ii) an adjustment to the bonus provisions to provide for the Company’s payment of an annual cash bonus (subject to the achievement of such target, conditions or parameters as will be agreed upon by the Employee and the Board of Directors) of up to 100% (formerly up to 35%) of the Employee’s then current Base Salary, (iii) the payment of a cash bonus for fiscal 2006 equal to 100% of the Employee’s then current Base Salary (the “2006 Cash Bonus”) upon the Company’s receipt of aggregate gross proceeds of at least $15.0 million on or before March 31, 2007 from an offering of the Company’s equity securities or from license fees and milestone payments from third-party licensing or similar transactions (subject to the payment of a pro-rata portion of the 2006 Cash Bonus, provided the Company receives aggregate gross proceeds from such transactions of at least $11.0 million on or before March 31, 2007), (iv) the Company’s commitment to amend the Company’s 1998 Stock Option Plan to conform with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), (v) the inclusion of certain restrictions on the time period in which the Employee may exercise his vested stock options upon a termination of employment, in order to comply with Section 409A, (vi) the Company’s commitment to issue to the Employee a non-qualified stock option agreement prepared in compliance with Section 409A, in replacement of the current non-qualified stock option agreements issued to the Employee, and (vii) the acknowledgement that the Company has issued Restricted Stock Units (the “RSU Awards”) to the Employee pursuant to terms of the Company’s 2005 Restricted Stock Unit Award Plan (the “RSU Plan”) and the Restricted Stock Unit Award Agreements reflecting such grants (the “RSU Award Agreement”). The RSU Awards provide for the Company’s issuance of up to 8,250,000, 6,600,000 and 4,400,000 shares of the Company’s Common Stock to Messrs. Reddick, Spivey and Clemens, respectively, subject to the terms and conditions, including the vesting and distribution requirements, of the RSU Plan and the RSU Award Agreements. The Amendment to Mr. Spivey’s Executive Employment Agreement also reflects the Company’s recent grant to Mr. Spivey of a non-qualified stock option award exercisable for 4,000,000 shares of the Company’s Common Stock at an exercise price of $0.13 per share.

Item 9.01     Financial Statements and Exhibits.

10.1	Third Amendment to Executive Employment Agreement dated December 22, 2005 between Acura Pharmaceuticals, Inc. and Andrew D. Reddick

10.2	Amendment to Executive Employment Agreement dated December 22, 2005 between Acura Pharmaceuticals, Inc. and Ron J. Spivey

10.3	Third Amendment to Executive Employment Agreement dated December 22, 2005 between Acura Pharmaceuticals, Inc. and Peter A. Clemens

10.4	2005 Restricted Stock Unit Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: December 23, 2005

Exhibit Index

Exhibit No.    Description

10.1	Third Amendment to Executive Employment Agreement dated December 22, 2005 between Acura Pharmaceuticals, Inc. and Andrew D. Reddick

10.2	Amendment to Executive Employment Agreement dated December 22, 2005 between Acura Pharmaceuticals, Inc. and Ron J. Spivey

10.3	Third Amendment to Executive Employment Agreement dated December 22, 2005 between Acura Pharmaceuticals, Inc. and Peter A. Clemens

10.4	2005 Restricted Stock Unit Award Plan